UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

AFC GAMMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770 West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On November 3, 2021, AFC Gamma, Inc. (the “Company”) entered into the Second Amendment to the Revolving Credit Agreement (the “Second Amendment”), by and between the Company, as borrower, and AFC Finance, LLC, as agent and lender, to amend its revolving credit agreement with AFC Finance, LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) to, among other things: (i) decrease the interest rate to 4.75% per annum; (ii) extend the maturity date to the earlier of September 30, 2022 and the closing date of any credit facility where the proceeds are incurred to refund, refinance or replace such revolving credit agreement; (iii) add an unused fee of 0.25% per annum on the undrawn amount of the revolving loan commitments; (iv) add a one-time commitment fee of 0.25% of the total revolving loan commitments, payable in three quarterly installments, beginning in the first quarter of 2022; (v) increase the aggregate revolving credit commitments to $75.0 million; (vi) provide holders of Notes (as defined below), on the occurrence of certain events of default and subject to certain terms and conditions, the option to purchase all outstanding obligations under the Revolving Credit Agreement; and (vii) require all payments of interest, the commitment fee and unused fee (in each case, net of taxes) to be paid, directly or indirectly, to a charitable organization to be designated by AFC Finance, LLC in its sole discretion. AFC Finance, LLC is an affiliated entity wholly-owned by Leonard M. Tannenbaum, the Company’s Chief Executive Officer and one of the Company’s directors, and Jonathan Kalikow, the Company’s Head of Real Estate and one of the Company’s directors.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the terms of the Second Amendment, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indenture relating to the Issuance of 5.750% Senior Notes due 2027

On November 3, 2021, the Company completed its previously announced offering of $100.0 million aggregate principal amount of its 5.750% Senior Notes due 2027 (the “Notes”) in a private offering (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A and non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture, dated as of November 3, 2021 (the “Indenture”), between the Company and TMI Trust Company, as trustee. Seaport Global Securities LLC acted as sole book-running manager and Lake Street Capital Markets, LLC acted as co-manager for the Notes Offering.

The Indenture provides that the Notes will bear interest at a rate of 5.750% per annum, payable in cash semi-annually on May 1 and November 1 of each year, beginning May 1, 2022. The Notes will mature on May 1, 2027. Under the Indenture, the Company is required to cause all of its existing and future subsidiaries to fully and unconditionally guarantee the Notes on a senior unsecured basis, other than certain immaterial subsidiaries as set forth in the Indenture. As of the issue date of the Notes, the Company’s only subsidiary, AFCG TRS1, LLC, constitutes an immaterial subsidiary under the Indenture and, consequently, the Notes are not currently guaranteed by any of the Company’s subsidiaries.

Prior to February 1, 2027, the Company may redeem the Notes at any time, in whole or from time to time in part, at a redemption price equal to the greater of 100% of the principal amount thereof or a make-whole premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may redeem some or all of the Notes on or after February 1, 2027 at a redemption price equal to 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. The Notes are the general unsecured and unsubordinated obligations of the Company. Any Note guarantees will be the unsecured and unsubordinated obligations of the guarantors. Under certain circumstances, the guarantors may be released and discharged from their Note guarantees without consent of the holders of Notes. The Notes rank (i) equally in right of payment with all of Company’s and the subsidiary guarantors’ existing and future senior unsecured indebtedness; (ii) senior in right of payment to any of the Company’s and the subsidiary guarantors’ future indebtedness that is expressly subordinated in right of payment to the Notes; and (iii) are effectively subordinated to the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, including secured indebtedness under the Revolving Credit Agreement, to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), unless the Company or a third party has previously or concurrently delivered a redemption notice with respect to all of the outstanding Notes, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, subject to exceptions and qualifications, among other things, limit the ability of the Company and the Company’s subsidiaries to (i) incur additional indebtedness; and (ii) consummate a merger, consolidation or sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-default and cross-acceleration to certain other indebtedness in excess of specified amounts and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the maturity of the principal, and accrued and unpaid interest, if any, on all outstanding Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the terms of the Notes, the form of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 3, 2021, between the Company and TMI Trust Company, as trustee.
4.2	Form of 5.750% Senior Notes due 2027 (included in Exhibit 4.1).
10.1	Second Amendment to Revolving Credit Agreement, dated as of November 3, 2021, by and among AFC Gamma, Inc., as borrower, AFC Finance, LLC, as agent, and AFC Finance, LLC, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2021	AFC GAMMA, INC.

	By:	/s/ Brett Kaufman
Brett Kaufman
Chief Financial Officer